SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No.    ]

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ShoLodge, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Dear Shareholder:

     It is my pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ShoLodge, Inc. to be held at 9:00 a.m. local time on Wednesday, May 26, 2004 at its corporate headquarters at 130 Maple Drive North, Hendersonville, Tennessee.

     You are requested to read carefully the accompanying Notice of Meeting and Proxy Statement. At the meeting, holders of common stock will be asked to elect two directors, Earl Sadler and Bob Marlowe, for terms of three years. Mr. Sadler has been a director of the Company since 1992. Mr. Marlowe is secretary, treasurer, chief accounting officer, chief financial officer and has been a director of the Company since 1984. The Board of Directors recommends that you vote for the two nominees.

     We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed postage-paid envelope. Your vote is important.

     I look forward to seeing you on May 26, 2004.

Sincerely,

LEON MOORE Chairman and Chief Executive Officer

ShoLodge, Inc.
130 Maple Drive, North
Hendersonville, Tennessee 37075

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2004

     Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of ShoLodge, Inc. (the “Company”) will be held at 9:00 a.m. Central Daylight Time on Wednesday, May 26, 2004, at the corporate headquarters at 130 Maple Drive North, Hendersonville, Tennessee, for the following purposes:

     (1) To elect two Class I directors, to hold office for a term of three years and until a successor is elected and qualified; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 1, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

By the Order of the Board of Directors

BOB MARLOWE, Secretary

Hendersonville, Tennessee
April 26, 2004

     YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

ShoLodge, Inc.
130 Maple Drive, North
Hendersonville, Tennessee 37075
(615) 264-8000

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS

     The accompanying proxy is solicited by the Board of Directors of ShoLodge, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 26, 2004, and any adjournments thereof, notice of which is attached hereto. This Proxy Statement and form of proxy are being mailed to shareholders on or about April 28, 2004.

     The purposes of the Annual Meeting are to elect two Class I directors and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company written revocation, or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, such shares will be voted FOR the election of the director nominees.

     The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company’s regular officers or employees personally or by telephone or telegram. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners. The Company’s regularly retained investor relations firm, Dye, Van Mol & Lawrence, may also be called upon to solicit proxies by telephone and mail.

VOTING SECURITIES AND PROCEDURES

     The Board of Directors has fixed the close of business on April 1, 2004 as the record date for the Annual Meeting. Only record holders of the Company’s stock at the close of business on that date will be entitled to notice of and a vote at the Annual Meeting. On the record date, the Company had outstanding 5,006,611 shares of common stock, no par value, (the “Common Stock”) held of record by approximately 43 shareholders. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held which may be given in person or by proxy duly authorized in writing.

     The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the shareholders shall be approved by the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting. Thus, an abstention from voting on the directors’ election will not affect the outcome of that vote while an abstention on any other matter submitted to a shareholder vote is equivalent to a vote against the matter. Non-votes by brokers holding shares as nominees are disregarded in determining the number of affirmative votes required for a matter’s approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The following table sets forth certain information as of April 1, 2004 (except as otherwise noted) concerning persons who are the beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock and the Company’s directors, its executive officers named in the Summary Compensation Table, below, and all directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

	Common Stock

	Number of Shares
	Beneficially	Percent of
Name of Owner	Owned(1)	Outstanding Shares

Leon Moore 130 Maple Drive, North Hendersonville, Tennessee 37075	2,829,999	56.5%
Heartland Advisors, Inc.(2) 790 North Milwaukee Street Milwaukee, WI 53202	450,000	9.0
FMR Corporation(3) 82 Devonshire Street Boston, MA 02109-3614	428,300	8.6
Dimensional Fund Advisors, Inc.(4) 1299 Ocean Avenue Santa Monica, CA 90401	260,400	5.2
Earl H. Sadler	216,200	4.3
Bob Marlowe(5)	101,833	2.0
James M. Grout(6)	74,100	1.5
Richard L. Johnson	25,000	0.5
Helen L. Moskovitz(7)	10,332	0.2
David M. Resha(8)	1,500	0.0
All executive officers and directors as a group (7 persons) (5)(6)(7)(8)	3,258,964	63.5%

(1)	Pursuant to applicable rules promulgated by the Securities and Exchange Commission, a person is deemed the beneficial owner of those shares not outstanding which are subject to options, warrants, rights or commission privileges if that person can exercise such options, warrants, rights or privileges within 60 days. Any such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	As of December 31, 2003, based upon a Schedule 13G provided to the Company by Heartland Advisors which has acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and zero shares as to which the reporting person had sole dispositive power.

(3)	As of December 31, 2003, based upon Schedule 13G provided to the Company by FMR Corporation which has acquired the shares for investment purposes for certain of their advisory clients. Includes zero shares as to which the reporting person had sole voting power and 428,300 shares as to which the reporting person had sole dispositive power.

(4)	As of December 31, 2003, based upon a Schedule 13G provided to the Company by Dimensional Fund Advisors, Inc. on behalf of various investment management subsidiaries which have acquired the shares for investment purposes for certain of their advisory clients. Includes 260,400 shares as to which the reporting person had sole voting power and 260,400 shares as to which the reporting person had sole dispositive power.

(5)	Includes 52,500 shares as to which Mr. Marlowe held presently exercisable options at April 1, 2004 out of a total of 52,500 shares covered by options granted to Mr. Marlowe under the Company’s 1991 Stock Option Plan.

(6)	Includes 70,000 shares as to which Mr. Grout held presently exercisable options at April 1, 2004 out of a total of 70,000 shares covered by options granted to Mr. Grout under the Company’s 1991 Stock Option Plan.

(7)	Includes 7,332 shares owned by Mrs. Moskovitz’s husband, as to which Mrs. Moskovitz disclaims beneficial ownership.

(8)	Includes 100 shares owned by Mr. Resha’s wife, as to which Mr. Resha disclaims beneficial ownership.

ELECTION OF DIRECTORS

     Under the terms of the Company’s Amended and Restated Charter, the members of the Board of Directors are divided into three classes, each of which serves a term of three years. The terms of the Class I directors expire at this Annual Meeting, while the terms of the Class II directors expire at the next annual meeting and the terms of the Class III directors expire at the annual meeting of shareholders in the following year. Earl Sadler and Bob Marlowe currently serve as the Class I directors. They have been nominated for election to a three-year term expiring at the annual meeting of shareholders to be held in 2007.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as a director of each of the Class I nominees. They have consented to be candidates and to serve, if elected. While the Board has no reason to believe that any of the nominees will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the current directors and executive officers of the Company, including the nominees, which information has been furnished to the Company by the individuals named.

		Position (Expiration of Term	Year First Elected
Name	Age	as Director)	Director

Leon Moore(1)	63	Chairman, Chief Executive Officer, Director (2006)	1976

Richard L. Johnson	63	Executive Vice President, Director (2005)	1984

Bob Marlowe	65	Chief Financial Officer, Secretary and Treasurer, Director (2004)	1984

Earl H. Sadler(1)(2)(3)	81	Director (2004)	1992

Helen L. Moskovitz(1)(2)(3)	67	Director (2005)	1995

David M. Resha(1)(2)(3)	57	Director (2006)	2000

James M. Grout	59	President and Chief Operating Officer	N/A

(1)	Executive Committee member.
(2)	Audit Committee member.
(3)	Compensation Committee member.

     The following is a brief summary of the business experience of each of the current directors and executive officers of the Company, including the nominees.

     Leon Moore founded the Company in 1976 and has served as its Chief Executive Officer and a director since that time. Mr. Moore served as the President of the Company from its founding until January 2003. Mr. Moore serves as Chairman of the Executive Committee. Mr. Moore has more than 25 years of experience in developing and operating lodging facilities and restaurants. He is also a director of American Security Bank & Trust Company.

     Richard L. Johnson has been Executive Vice President and a director of the Company since 1984. Before joining the Company in 1984, Mr. Johnson was a Vice President and Manager of the Industrial and Commercial Group— Municipal Finance Section with J.C. Bradford & Co.

     Bob Marlowe has been Chief Financial Officer, Secretary and Treasurer since April 1999 and a director of the Company since 1984. From October 1998 to April 1999 he served as Chief Accounting Officer, Secretary and Treasurer. From 1984 to November 1995 and from April 1, 1998 until October 1998 he served as Chief Financial Officer, Secretary and Treasurer. Mr. Marlowe is a certified public accountant.

     Earl H. Sadler has been an owner of Sadler Brothers Trucking and Leasing Company, Inc. since 1948. Mr. Sadler joined the Company’s Board of Directors in 1992, and is a member of the Audit Committee, Compensation Committee and Executive Committee.

     Helen L. Moskovitz has been the President of Moskovitz Consulting Group, a destination management company, since 1979. Mrs. Moskovitz joined the Company’s Board of Directors in 1995. Ms. Moskovitz is Chairman of the Compensation Committee and a member of the Audit Committee and Executive Committee.

     David M. Resha has been Chief Executive Officer of American Security Bank & Trust Company since February 2004. From July 2001 to February 2004 he was self employed as a financial consultant. From 1995 to July 2001 he served as Chief Operating Officer of Finova Mezzanine Capital, Inc., formerly known as Sirrom Capital Corporation. Prior to 1995, Mr. Resha was Senior Vice President of First Union Bank of Tennessee, where he managed the bank’s Middle Market and Corporate Group. He is also a member of the Board of Advisors of Empirical Capital Partners, L.P., a hedge fund. Mr. Resha joined the Company’s Board of Directors in December of 2000, and is Chairman of the Audit Committee and a member of the Compensation Committee and Executive Committee.

     James M. Grout was elected President and Chief Operating Officer of the Company in January 2003. From April 27, 1995 until January 22, 2003, he served as Executive Vice President of the Company. From March 13, 1995 until April 27, 1995, Mr. Grout was employed by the Company as director of development. He was employed by Shoney’s, Inc. from 1980 until January 1995 in its hotel operating division, most recently as President of Shoney’s Division from February 1994 until January 1995.

     The Company pays Mr. Sadler, Mrs. Moskovitz and Mr. Resha, its non-employee directors, each an annual retainer of $5,000 and $1,000 for each Board of Directors’ and committee meeting they attend. The Company also paid Mr. Resha $10,000 in 2001 for consulting services.

     The Board of Directors has an Audit Committee for the purpose of recommending the Company’s auditors, reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit examination, acting as a liaison between the Board and any internal auditors and reviewing various Company policies including those related to accounting and internal controls matters. The Committee met five times in the fiscal year ended December 28, 2003.

     The Board of Directors has a Compensation Committee for the purpose of setting officers’ salaries, formulating bonuses for the Company’s management and administering the Company’s stock incentive plans. The Committee met once in the fiscal year ended December 28, 2003.

     The Board of Directors does not have a nominating committee. The candidates for election at this annual meeting were nominated by the Board of Directors. The Company is a “Controlled Company,” as defined in The NASDAQ Stock Market Marketplace Rule 4350(c)(5), due to the fact that Leon Moore holds approximately 57% of the voting power. Therefore, the Company is exempt from the requirements of The NASDAQ Stock Market’s Rule 4350(c) requiring that (i) the Company have a majority of independent directors on the Board of Directors, (ii) the Compensation Committee be composed solely of independent directors, (iii) the compensation of the executive officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) director nominees be elected or recommended either by a majority of the independent directors or a nominating committee comprised solely of independent directors. The Company is subject to the requirement that independent directors must have regularly scheduled meetings at which only independent directors are present (“executive sessions”). The Board of Directors does not have a formal process for identifying and evaluating director nominees, nor does it have specific minimum qualifications that nominees must meet. The Board of Directors believes that it is appropriate for director nominees to be evaluated by the Board on a case by case basis. Stockholders may nominate candidates for director by following the procedures described in the bylaws and any such nominees will be considered and evaluated in the same manner as those nominated by the Board.

     The Board of Directors held three meetings during the fiscal year ended December 28, 2003. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of the committee or committees on which they served that were held during the year.

     Stockholders may communicate with an individual director or the Board of Directors as a whole by mail addressed to; c/o ShoLodge, Inc., 130 Maple Drive, North, Hendersonville, Tennessee 37075, Attention: Bob Marlowe, Corporate Secretary. All communications so received will be forwarded to the individual director or the Board of Directors as a whole, as appropriate.

     The Company has adopted a policy recommending that all members of the Board of Directors attend the Company’s annual meeting of stockholders. All of the members of the Board of Directors were present at last year’s annual meeting of stockholders.

EXECUTIVE COMPENSATION

Executive Compensation

     The following table summarizes compensation earned by or paid to the Company’s Chief Executive Officer and the Company’s three other executive officers who earned $100,000 or more for the Company’s last three fiscal years (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long Term

		Annual Compensation		Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)

Leon Moore,	2003	$500,000	$0	0
Chairman, Chief Executive Officer	2002	500,000	200,000	0
	2001	500,000	200,000	0

James M. Grout,	2003	$155,000	$0	0
President, Chief Operating Officer	2002	155,000	40,000	0
	2001	155,000	25,000	0

Richard L. Johnson,	2003	$130,000	$0	0
Executive Vice President	2002	130,000	0	0
	2001	130,000	0	0

Bob Marlowe,	2003	$160,000	$0	0
Secretary, Treasurer and	2002	160,000	35,000	0
Chief Financial Officer	2001	160,000	35,000	0

     No options or stock appreciation rights were granted in fiscal 2003.

     The following table summarizes certain information regarding stock options exercised during the fiscal year ended December 28, 2003 and unexercised stock options granted by the Company pursuant to its 1991 Stock Option Plan to the Named Executive Officers and held by them at December 28, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

				Value of
			Number of	Unexercised
			Unexercised	In-the-Money
	Shares		Options Held at	Options at
	Acquired		December 28,	December 28,
	on	Value	2003	2003(1)
	Exercise	Realized	(Exercisable/	(Exercisable/
Name	(#)	($)	Unexercisable)	Unexercisable)
			0/	$0/
Leon Moore	0	$0	0	$0
			0/	$0/
Richard L. Johnson	0	0	0	0
			52,500/	$35,700/
Bob Marlowe(2)	0	0	0	0
			70,000/	$47,600/
James M. Grout	0	0	0	0

(1)	Based on the last reported sale price as reported by The Nasdaq Stock Market (National Market System) on December 28, 2003 ($4.43).

(2)	Notice of exercise of options to acquire 13,333 shares at $3.75 per share was given on December 7, 2003 when the last reported sale price as reported by the Nasdaq Stock Market was $4.25 per share. The 1991 Stock Option Plan provides for payment within 30 days of exercise. The payment was made on January 5, 2004 and the shares were issued at that time. The value realized was $6,667.

EQUITY COMPENSATION PLAN INFORMATION

(c)
Number of
securities
remaining availably
	(a)		for future issuance
	Number of	(b)	under equity
	securities to be	Weighted average	compensation plans
	issued upon	exercise price of	(excluding
	exercise of	outstanding	securities
	outstanding option,	options, warrants	reflected in column
Plan category	warrants and rights	and rights	(a)

Equity compensation plans approved by security holders	142,500	$3.75	0

Equity compensation plans not approved by security holders	0	0	0

Total	142,500	$3.75	0

Key Employee Supplemental Income Plan

     Richard L. Johnson and Bob Marlowe are covered by a Key Employee Supplemental Income Plan. Under such plan, which is funded by insurance policies for which the Company paid premiums totaling approximately $22,800 in fiscal 2003, Messrs. Johnson and Marlowe are each to receive $40,000 per year for the 15 years following his retirement and $40,000 per year until his sixty-fifth birthday in case of disability, and his surviving spouse would receive $40,000 for ten years in case of his death prior to age 65.

Compensation Committee Report on Executive Compensation

     The following Compensation Committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

To the Board of Directors:

     The Company’s Compensation Committee was first appointed on January 15, 1992, in anticipation of the completion of the Company’s initial public offering of its Common Stock in February 1992. During the fiscal year ended December 28, 2003, the Committee met one time. The purpose of the Committee is to establish policies regarding executive compensation, to determine executive compensation and to administer the Company’s 1991 Stock Option Plan.

     The Committee maintains the philosophy that the compensation of the Company’s executives should be designed to motivate and reward executives for both short-term and long-term success of the Company, although neither base salaries nor bonuses are tied objectively to profits. The Company’s executive compensation program has focused on the use of cash bonuses and grants of stock options to reward executives. Base salaries for executives, as a group, have not been increased during the last three fiscal years.

     Bonuses are set annually by the Committee based upon recommendations by the Chief Executive Officer and the Committee’s subjective perception of each individual executive’s previous and anticipated contribution to the Company’s success. The Committee does not follow an objective bonus program and no specific earnings or other criteria are set in advance by the Committee for the purpose of determining bonuses. The actual individual bonus awards are not subject to specific measurement criteria. No bonuses were awarded in 2003. As of the date of this proxy statement, the Committee has not met to consider performance bonuses, if any, to be awarded in 2004.

     The Company has traditionally used stock options as a long-term incentive program for its executives. Stock options were used because they directly relate the amounts earned by the executives to the amount of appreciation realized by the Company’s stockholders. The Committee believes that stock ownership and stock options held by executive management encourage long-term performance, enhance shareholder value, and beneficially align management’s interests with the interests of the Company’s shareholders. The actual individual stock option awards, however, were not subject to specific measurement criteria. They were based on the Chief Executive Officer’s recommendations and the Committee’s subjective assessment of each executive’s performance. Options were generally granted at the fair market value of the Company’s common stock on the date of grant, exercisable in 20% intervals annually, commencing with the first anniversary date from the date of the grant, and generally expire 10 years after the grant date. The Company’s stock option plan has expired (although some options granted under the plan are still outstanding), and the Company has no present intent to authorize a new plan or to issue options outside of a plan. Approximately 59% of the Company’s Common Stock is beneficially owned by the executive officers.

     Chief Executive Officer‘s Compensation. Mr. Leon Moore is the founder of the Company and has served as the Company’s Chief Executive Officer since inception. Mr. Moore’s compensation is based on the same factors and in the same manner as other executive officers. In determining Mr. Moore’s compensation, the Committee relied on the same subjective criteria as used in determining the compensation of the other executive officers. Mr. Moore was paid a performance bonus of $200,000 in fiscal 2001 and $200,000 in fiscal 2002. The Committee believes that Mr. Moore’s incentive compensation package for 2002 rewarded Mr. Moore for his leadership during fiscal 2002 and properly aligns Mr. Moore’s compensation with the interests of the Company’s shareholders. Mr. Moore was not paid a performance bonus in 2003.

     Section 162(m). Internal Revenue Code Section 162(m) limits deductions for certain executive compensation in excess of $1 million. The Compensation Committee believes that none of the compensation paid to the Named Executive Officers is in excess of the limit of deductibility to the Company under Section 162(m). Compensation as a result of options to be granted in the future under the Company’s 1991 Stock Option Plan may not be deductible under Section 162(m). The Committee will consider the deductibility of future compensation arrangements under Section 162(m) but deductibility will not be the sole factor used by the Committee in determining appropriate levels of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

Compensation Committee:
Helen M. Moskovitz — Chair
Earl H. Sadler
David M. Resha

Audit Committee Report

     The following Audit Committee report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference in such filing.

To the Board of Directors

     The Audit Committee is composed of three directors, all of whom are “independent,” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the board of directors. The members of the Audit Committee are David Resha (Chair), Helen M. Moskovitz and Earl H. Sadler. The Audit Committee recommends to the board of directors the selection of the Company’s independent accountants.

     Management is responsible for the Company’s internal accounting controls and internal financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the

     Company’s consolidated financial statements each year in accordance with generally accepted auditing standards and to issue a report on such statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

     The Company’s Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company’s independent accountants also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the Company’s independent accountants that firm’s independence.

     The Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Audit Committee

David Resha – Chair(1)
Earl H. Sadler
Helen M. Moskovitz

                    (1) Audit Committee Financial Expert.

2002 and 2003 Auditor Fees

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 29, 2002 and December 28, 2003 and reviews of the Company’s financial statements included in the Company’s Forms 10-Q for the years ended December 29, 2002 and December 28, 2003 and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was $438,981 and $290,656, respectively.

Audit-Related Fees

     The aggregate fees of Ernst & Yong LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the heading “Audit Fees” above for the fiscal years ended December 29, 2002 and December 28, 2003 were $79,342 and $16,000, respectively, representing fees for auditing the Company’s 401(k) plan (fees for 2003 are estimated) and for 2002 include $64,342 for services related to the Company’s acquisition of GuestHouse International Franchise Systems, Inc.

Tax Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 29, 2002 and December 28, 2003 were $414,714 and $0, respectively. The services for 2002 included $50,000 for state tax planning, $309,714 for a Tennessee state tax review, and $55,000 for a tax opinion for the Company’s Form S-4 registration statement filed with the Securities and Exchange Commission in 2002.

All Other Fees

     None

Pre-approval of Auditor Services

     The Audit Committee must pre-approve all services to be provided by the independent auditors prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it.

Code of Business Conduct and Ethics

     The Company has adopted a Code of Conduct, as defined under Securities and Exchange Commission rules, which is applicable to all of its directors, officers and employees. The Code of Conduct can be found on the Company’s web site at www.sholodge.com.

Policy on Reporting of Concerns Regarding Accounting Matters

     The Audit Committee is in the process of setting a policy and establishing a procedure on the reporting of concerns regarding accounting, internal control or auditing maters. The policy and procedure will be effective prior to the shareholders’ meeting on May 26, 2004. Any person, whether or not an employee, who has concerns about the conduct of the Company or any of the Company’s directors or employees, including with respect to the Company’s accounting, internal controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern to the Company’s designated contact for these purposes.

PERFORMANCE GRAPH

     Commencing on December 24, 1998, the following graph demonstrates a five fiscal year comparison of cumulative total stockholder returns, on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (National Market) - U.S. Index and the Nasdaq Non-Financial Index. The table assumes $100 invested on December 24, 1998 in Common Stock of the Company, and the Nasdaq Stock Market (National Market) and the Nasdaq Non-Financial Stocks, on a dividend reinvested basis.

	1998	1999	2000	2001	2002	2003

Sholodge, Inc.	100	79	74	91	54	71
NASDAQ Stock Market U.S. Index	100	183	113	92	63	92
NASDAQ Non-Financial Index	100	193	116	90	59	87

CERTAIN TRANSACTIONS

     In January 2004, the Company subscribed to purchase 49,000 shares of stock of American Security Bank & Trust Company, a bank in organization, for a total subscription price of $490,000, which would represent approximately 4% of the total stock subscribed. David Resha, Chairman of the Audit Committee and member of the Executive Committee and Compensation Committee of the Company, is the chief executive officer of American Security Bank & Trust Company, and Leon Moore, the Chairman and Chief Executive Officer of the Company, is the Chairman of the Board and a subscriber of stock of American Security Bank & Trust Company.

     The Company purchases substantially all of its insurance, including directors and officers liability, general liability, employment practices liability, casualty, and automobile coverage, through Aon Risk Services, Inc. of Tennessee, an insurance brokerage firm for whom the husband of Helen L. Moskovitz, a director of the Company, serves as an officer.

     On July 5, 2000 the Company accelerated the vesting of certain options held by Leon Moore, the Company’s Chairman and Chief Executive Officer, to purchase 40,000 share of common stock. Immediately thereafter, Mr. Moore exercised vested employee stock options for 408,333 share of common stock at the exercise price of $3.75 per share. He paid the exercise price by delivering to the Company non-interest bearing, unsecured, full-recourse promissory notes totaling $1,531,249 with maturity dates coinciding with the expiration dates of each option grant, ranging from February 11, 2002 to May 30, 2007. The note that became due on February 11, 2002 was renewed for one year at an interest rate of prime plus 250 basis points. He paid that note and all accrued interest in full in December 2002 and January of 2003. He paid the remaining notes in December 2003, on or before their due dates.

     Construction and development revenue for the years ended December 28, 2003 and December 29, 2002 includes $21,978,398 and $5,687,874, respectively, on contracts with outside businesses controlled by the Company’s president and chief executive officer. Construction contracts receivable at December 28, 2003 and December 29, 2002, include $22,668,784 and $5,671,892, respectively, due on these contracts. Of these amounts, $20,730,495 was incurred on one development in 2003 and $5,506,002 on that development in 2002, of which $3,001,230 was collected by the Company in March of 2004 and $4,982,000 was collected by the Company in 2003.

     All transactions in which any director, officer or principal shareholder of the Company has, directly or indirectly, a material financial interest will be for a bona fide business purpose, on terms no less favorable to the Company than could be obtained from unaffiliated parties, and will be authorized by the vote of a majority of the disinterested directors or shareholders of the Company.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As of the date this Proxy Statement is being mailed to shareholders the Board of Directors has not met to select a firm to serve as the Company’s independent auditors for the 2004 fiscal year. Representatives of Ernst & Young, LLP, the Company’s independent auditors for the 2003 fiscal year, are expected to be present at the shareholder’s meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

     Shareholders intending to submit proposals pursuant to SEC Rule 14a-8 for presentation at the next Annual Meeting of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Bob Marlowe, Secretary, ShoLodge, Inc., 130 Maple Drive, North, Hendersonville, Tennessee 37075. Proposals must be in writing and must be received by the Company prior to December 23, 2004. The deadline for submitting proposals outside the processes of Rule 14a-8 is March 8, 2005. All proposals should be sent to the Company by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 2003, all of its officers, directors, and greater than ten percent beneficial owners complied with their filing requirements.

SHOLODGE, INC.

This Proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at 9:00 a.m, CDT, on May 26, 2004.

     The undersigned hereby appoints Richard L. Johnson and James M. Grout, and each of them, attorneys and proxies with full power of substitution to vote in the name of, and as proxy for, the undersigned all the shares of common stock of ShoLodge, Inc. (the “Company”) held of record by the undersigned on April 1, 2004, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., CDT, on May 26, 2004, at the Company’s corporate headquarters, 130 Maple Drive North, Hendersonville, Tennessee, and at any adjournment thereof.

(1)	To elect the following nominees as the Class I directors to hold office for a term of three years and until their successors are elected and qualified.

     Earl Sadler

☐	FOR the nominee listed above	☐	WITHHOLD AUTHORITY to vote for the nominee

     Bob Marlowe

☐	FOR the nominee listed above	☐	WITHHOLD AUTHORITY to vote for the nominee

(2)	In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

     PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PARAGRAPH (1).

     The undersigned revokes any prior proxies to vote the shares covered by this proxy.

Date:	, 2004.

Signature

Signature

(When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shareholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. If shareholder is a partnership, please sign in partnership name by authorized persons. For joint accounts, each joint owner should sign.)

     PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.